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Exhibit 99.2

Statement Under Oath of Principal Executive Officer
and Principal Financial Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Thomas C. Freyman, state and attest that:

  (1)
  To the best of my knowledge, based upon a review of the covered reports of Abbott Laboratories, and, except as corrected or supplemented in a subsequent covered report:

  •
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  •
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  (2)
  I have reviewed the contents of this statement with the Company's audit committee.

  (3)
  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  •
  Report on Form 10-K for the fiscal year ended December 31, 2001 of Abbott Laboratories;

  •
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Abbott Laboratories filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  •
  any amendments to any of the foregoing.

/s/ THOMAS C. FREYMAN Thomas C. Freyman Senior Vice President, Finance & Chief Financial Officer August 13, 2002	Subscribed and sworn to before me this 13th day of August, 2002
/s/ DEBORAH A. YOUNG Notary Public My Commission Expires: 6/22/06

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  Exhibit 99.2